UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

HARVARD ILLINOIS BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

Stilwell Value Partners II, L.P.

Stilwell Value Partners VII, L.P.

Stilwell Partners, L.P.

Stilwell Value LLC

Joseph Stilwell

Mark S. Saladin

Peter Wilson

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

STILWELL VALUE PARTNERS, LP

111 Broadway, 12th Floor

New York, NY 10006

(212) 269-1551

THE DIRECTORS OF HARVARD ILLINOIS BANCORP, INC. ARE:

Donn L. Claussen, Michael P. Feeney, Steven D. Garrells, John W. Rebhorn,

William D. Schack, Duffield J. Seyller III, Richard L. Walker

March 2, 2012

Dear Fellow HARI Owner,

I am writing to you as a representative of the Bank's largest shareholder. HARI has lost $2 million over the last five years. Additionally, regulators forced the Bank into a Memorandum of Understanding in 2010 (shortly after the Bank sold shares to the public). The Bank remains restricted by this agreement.

Despite our Bank's poor performance, the CEO, Duffield Seyller, took home an annual $178,000 at last report. The Board has given him salary increases for the past three years, even when the Bank has lost money.

Over the past half-decade, the Board and Management have not been able to run a profitable bank. Banking in our country is changing, and some community banks as currently configured can not earn a profit. These community banks, like HARI in our opinion, need to be organized into bigger, more efficient structures.

Whether it is the environment, or Management, or the Board, HARI has not, on balance, been able to make a profit. Therefore, we believe HARI should seek a stronger community bank as a merger partner. In the upcoming Board election, we will be running a strong, independent candidate who shares these beliefs.

Sincerely,

Joseph Stilwell

P.S. If you have any comments, please feel free to contact us at info@stilwellgroup.com or 212.269.1551.

THIS COMMUNICATION MAY BE DEEMED TO BE SOLICITATION MATERIAL IN RESPECT OF THE SOLICITATION OF PROXIES BY THE GROUP FROM THE COMPANY'S SHAREHOLDERS IN CONNECTION WITH THE COMPANY'S 2012 ANNUAL MEETING. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY JOSEPH STILWELL AND OTHER PARTICIPANTS FROM THE COMPANY'S SHAREHOLDERS FOR USE AT THE COMPANY'S 2012 ANNUAL MEETING OF SHAREHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF THE COMPANY AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.